The Fund has filed a registration statement (including a prospectus) with the Securities and Exchange Commission ("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Fund has filed with the SEC, when available, for more complete information about the Fund and this offering. You may obtain these documents for free by visiting EDGAR on the SEC website at sec.gov or by visiting franklintempleton.com.

FT DA XRPZ Poll Post

11 25 25

$XRP army, did we make the right ticker choice with $XRPZ?

- $XRPZ
- Nope, should have gone $EZRP
- None of the above or something else

(Thread)

Link to fund page

Link to prospectus

Preview of post in app


Franklin Templeton Digital Assets
@FTDA_US
$XRP army, did we make the right ticker choice with $XRPZ?
Yes, $XRPZ
92.2%
Nope, $EZRP
4.5%
Other
3.3%
3,974 votes · 22 hours left
11:10 AM · Nov 25, 2025 · 22.4K Views
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Franklin Templeton Digital Assets @FTDA_US · 1h
Fund Page: bit.ly/4ikTJvx
Prospectus: bit.ly/3XfRL6a
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